Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 of our report dated February 18, 2010 relating to the financial statements of WLMG Holdings, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/WEBB & COMPANY. P.A.

WEBB & COMPANY. P.A.
Certified Public Accountants

Boynton Beach,  Florida
June 23, 2010